UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

The Beauty Health Company

(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2165 Spring Street

Long Beach, CA

(Address of principal executive offices)

90806

(Zip Code)

(800) 603-4996

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKIN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 4, 2025, The Beauty Health Company (the “Company”), certain domestic subsidiaries of the Company (the “Existing Guarantors”) and certain foreign subsidiaries of the Company (the “New Guarantors”) entered into Supplemental Indenture No.1 (the “Supplemental Indenture”) with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). The Supplemental Indenture modified that certain indenture (the “Indenture”), dated as of May 27, 2025, among the Company, the Existing Guarantors, the Trustee and the Collateral Agent, related to the Company’s 7.95% Convertible Senior Notes due 2028 (the “Notes”), to (i) provide for the guarantee of the Notes by the New Guarantors, which are secured on a first-priority basis by substantially all assets of such guarantors, subject to certain exceptions, and (ii) cure certain ambiguities, omissions, defects and inconsistencies in the Indenture.

The foregoing description of the Supplemental Indenture is a summary and is not complete. A copy of the Form of Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Supplemental Indenture No. 1, dated September 4, 2025, among The Beauty Health Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2025	The Beauty Health Company

/s/ Michael Monahan
Michael Monahan
Chief Financial Officer

3